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                                                               EXHIBIT (6)(a)(7)

                         EATON VANCE MUTUAL FUNDS TRUST

                             DISTRIBUTION AGREEMENT

                 ON BEHALF OF EATON VANCE TAX FREE RESERVES FUND


         AGREEMENT effective November 1, 1996 between EATON VANCE MUTUAL FUNDS TRUST, a Massachusetts business trust having its principal place of business in Boston in the Commonwealth of Massachusetts, hereinafter called the "Trust," on behalf of Eaton Vance Tax Free Reserves (the "Fund"), and EATON VANCE DISTRIBUTORS, INC., a Massachusetts corporation having its principal place of business in said Boston and formerly named EV Distributors, Inc., hereinafter sometimes called the "Distributor."

         That in consideration of the mutual promises and undertakings herein contained, the parties hereto agree as follows:

         1. Appointment as Distributor. The Trust on behalf of the Fund hereby appoints the Distributor as a general distributor of shares of beneficial interest of the Fund (the "shares"). Nothing herein shall be construed to prevent the Trust from employing other general distributors of the shares or to prohibit the Fund from acting as distributor of its shares and the Fund reserves the right to sell its shares to investors upon applications received by the Fund or its agents.

         2. Distributions by Distributor. The Distributor will have the right to obtain subscriptions for and to sell shares as agent of the Fund. The Distributor shall be under no obligation to effectuate any particular amount of sales of shares or to promote or make sales except to the extent the Distributor deems advisable. Nothing herein shall be deemed to obligate the Distributor to register or qualify as a broker or dealer in any state, territory or other jurisdiction in which it is not now registered or qualified or to maintain its registration or qualification in any state, territory or other jurisdiction in which it is now registered or qualified.

         3. Sales Price. All subscriptions and sales of shares by the Distributor hereunder shall be at the applicable net asset value of the shares in accordance with the provisions of the current Prospectus of the Fund. No commission or other compensation for selling or obtaining subscriptions for shares shall be paid by the Fund or charged as apart of the subscription or selling price on any such sale or subscription.

         4. Repurchase of Shares. The Distributor may act as agent for the Fund in connection with the repurchase of shares by the Fund upon the terms and conditions set forth in the then current Prospectus of the Fund. The Fund will reimburse the Distributor for any reasonable expenses incurred by the Distributor in connection with any such repurchase of shares for the account of the Fund.

         5. Cooperation by Fund. The Trust on behalf of the Fund agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of registering or qualifying and maintaining registration or qualification of the shares for sale under the so-called "Blue Sky" laws of any state or territory or for maintaining the registration of the Trust and of the shares of the Fund under the Securities Act of 1933, as amended from time to time (the "1933 Act"), and the Investment Company Act of 1940, as amended from time to time (the "1940 Act"),
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to the end that there will be available for sale from time to time such number of shares as the Distributor may reasonably be expected to sell. The Trust will advise the Distributor promptly of (i) any action of the Securities and Exchange Commission (the "Commission") or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Trust and of the shares of the Fund, or rights to offer the shares for sale, and (ii) the happening of any event which makes untrue any statement, or which requires the making of any change, in the registration statement or Prospectus in order to make the statements therein not misleading. The Fund shall make available to the Distributor such copies of its currently effective Prospectus and of all information, financial statements and other papers as the Distributor shall reasonable request in connection with the distribution of shares of the Fund.

         6. The Distributor as Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor nor any of its officers or employees as such, is or shall be deemed an employee of the Trust. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         7. Representation. The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the registration statement or Prospectus filed with the Commission under the 1933 Act (as said registration statement and Prospectus may be amended from time to time) or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. Nothing herein shall be construed to prevent the Distributor from preparing and distributing sales literature or other materials as it may deem appropriate.

         8. Expenses Payable by the Fund. The Fund shall pay all fees and expenses in connection with (a) the preparation and filing of any registration statement and Prospectus under the 1933 Act or the 1940 Act and amendments thereto, (b) the registration or qualification of shares for sale in the various states, territories or other jurisdictions (including without limitation the registering or qualifying the Trust or the Fund as a broker or dealer or any officer of the Trust as agent or salesman in any state, territory or other jurisdiction), (c) the preparation and distribution of any report or other communication to shareholders of the Fund in their capacity as such, and (d) the preparation and distribution of any Prospectuses sent to existing shareholders of the Fund. The Fund shall also defray all expenses and make all payments pursuant to any written plan approved in accordance with Rule 12b-1 under the 1940 Act in connection with the distribution of its shares.

         9. Expenses Payable by the Distributor. Except as other specified in any written plan approved under Rule 12b-1 as referred to in Section 8 hereof, the Distributor or its parent will defray expenses of (a) printing and distributing any Prospectuses or reports prepared for its use in connection with the offering of the shares for sale to the public (other than to existing shareholders of the Fund), (b) any other literature used by the Distributor in connection with such offering, and (c) any advertising in connection with such offering.

         10. Indemnification of the Distributor. The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Fund, based upon the ground that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund, as


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from time to time amended and supplemented, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading arising under the 1933 Act, or any other statute or the common law, provided, however, that the Trust does not agree to so indemnify the Distributor or hold it harmless to the extent that such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust in connection therewith by or on behalf of the Distributor; and provided, further, that in no case (i) is the indemnity of the Trust in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any such person against any liability to the Trust or the Fund or its security holders to which the Distributor or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust or the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or such person, as the case may be, shall have notified the Trust in writing of such claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such person (or after the Distributor or such person shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which the Fund may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate, at the expense of the Fund, in the defense, or, if the Trust so elects, to assume the defense of any suit brought to enforce any such claim, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retains such counsel, the Distributor, such officers or directors or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, the Fund shall reimburse the Distributor, such officers or directors or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or dealers in connection with the issuance or sale of any of the Fund's shares.

         11. Indemnification of the Trust. The Distributor agrees that, in selling the shares of the Fund it will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Fund, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, shareholder reports or other information filed or made public by the Fund, as from time to time amended, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished in writing to the Fund by or on behalf of the Distributor, provided, however, that in no case (i) is the indemnity of the Distributor in favor of the Fund or any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person


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indemnified unless the Trust or such person, as the case may be, shall have notified the Distributor in writing of such claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust, the Fund or upon such person (or after the Trust, the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve it from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any such notice to the Distributor, the Distributor shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such claim, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and satisfactory to the Trust or to its officers or Trustees and to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retains such counsel, the Fund or such officers or Trustees or such controlling persons, defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by them or the Trust, but, in case the Distributor does not elect to assume the defense of any such suit, it shall reimburse the Fund, any such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them or the Trust. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Fund's shares.

         12. Effective Date, Termination and Amendment. This Agreement shall become effective on the date stated above and (unless terminated as herein provided) shall remain in full force and through and including until April 28, 1997 and shall remain in full force and effect indefinitely thereafter so long as such continuance after April 28, 1997 is specifically approved at least annually (a) by vote of a majority of the outstanding voting securities of the Fund or by the Trustees of the Trust, and (b) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Distributor, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may at any time be terminated without the payment of any penalty (1) by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Distributor, (2) automatically in the event of its assignment, and (3) by the Distributor on 60 days' written notice to the Trust. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

         This Agreement may be amended at any time by a writing signed by both parties hereto, provided that no amendment of this Agreement shall be effective until approved (a) by vote of a majority of the outstanding voting securities of the Fund or by vote of the Trustees of the Trust, and (b) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Distributor, by vote cast in person at a meeting called for the purpose of voting on such approval.

         13. Certain Definitions. The terms "interested person," "vote of a majority of the outstanding voting securities" and "assignment" when used in this Agreement, shall have the respective meanings specified in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission by any rule, regulation or order.

         14. This Agreement shall replace and be substituted for the distribution agreement dated September 1, 1995 between the Trust on behalf of the Fund and the prior principal underwriter, Eaton Vance Distributors, Inc., a separate Massachusetts corporation that has served as principal underwriter of the Trust prior to the effective date of this Agreement as of the opening of business on November 1, 1996, and this Agreement shall be effective as of such time.


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         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the 18th day of October, 1996.


                            EATON VANCE MUTUAL FUNDS
                         TRUST (on behalf of EATON VANCE
                               TAX FREE RESERVES)


                              By  /s/  M. Dozier Gardner
                                  ----------------------------
                                       President


                              EATON VANCE DISTRIBUTORS, INC.


                              By  /s/  H. Day Brigham, Jr.
                                  ----------------------------
                                       Vice President



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